FINAL


                               LICENSE AGREEMENT

    This Agreement is entered into by and between Crow Family Partnership, L.P. ("LICENSOR"), a Texas Limited Partnership, and Trammell Crow Company ("LICENSEE"), a Delaware corporation, and is effective as of the ____ day of _____________, 1997.

                                   RECITALS

    WHEREAS, Licensor is the owner of the Trademarks, including all designs, logos and artwork connected therewith, as described more fully herein, and desires to license exclusively and in perpetuity, subject to certain exclusions, the Trademarks including such designs, logos and artwork to Licensee on the terms and conditions set forth herein;

    WHEREAS, Licensee wishes to use the Trademarks upon and in connection with the providing of various services as more fully specified herein;

    WHEREAS, the Trademarks constitute valuable rights owned and used by the Licensor in conducting its business and designating the origin or sponsorship of the various services provided by Licensor;

    WHEREAS, Licensor desires to protect the integrity of the Trademarks, and to preserve its rights to the Trademarks so as to avoid consumer confusion and to facilitate differentiation of its trademarked services from those of its competitors; and

    WHEREAS, Licensee and Licensor agree that certain restrictions on Licensee's use of the licensed Trademarks are necessary to ensure that Licensor's Trademarks as well as certain related trademarks of Licensor not licensed to Licensee hereunder are not diluted nor subjected to disrepute in the course of Licensee's use of the licensed Trademarks, and that Licensor's rights in the Trademarks and ownership of the Trademarks are preserved.

    NOW, THEREFORE, in consideration of the above and for other good and valuable consideration, the sufficiency of such is herein acknowledged, the parties agree as follows:

                                   AGREEMENT

1.  DEFINITIONS

    "AFFILIATED ENTITY" or any grammatical variations thereof shall mean any corporation or other entity in which a party has an ownership interest of at least eighty percent (80%) or as to which the party's relationship is such that the party directly or indirectly Controls the person, corporation or other entity or is Controlled by the same person, corporation or entity that controls a party.

    "CONTROL" or any grammatical variations thereof shall mean either the ownership, directly or indirectly, of more than 50% of the voting securities of a corporation or other entity or the power to direct the management or policies of such corporation or other entity whether by operation of law, by contract, or otherwise.

    "INITIAL PUBLIC OFFERING" means the initial public offering of shares of common stock by Licensee.

    "PERMITTED ASSIGNEE" means (i) as to Licensee, an Affiliated Entity or any person, partnership, corporation, or other entity which may acquire all or substantially all of Licensee's assets or business or with or into which Licensee may be liquidated, consolidated, merged or otherwise combined; (ii) as to Licensor, any constituent member of Crow Family (as defined in EXHIBIT
D) or any person, partnership, corporation, or other entity which is or becomes an Affiliated Entity or which may acquire all or not less than 67% of the net equity value of the Commercial Real Estate Business (as defined in EXHIBIT D) of the Crow Family, and (iii) as to either Licensor or Licensee, any person, partnership, corporation or other entity if written consent to the assignment of its rights has been given by Licensor.

    "RESTRICTIONS" means those limitations and restrictions imposed on Licensor's use of the Trademarks and certain trademarks not licensed to Licensee hereunder as specifically specified in EXHIBIT D attached hereto.

    "ROYALTY AGREEMENT" means the Royalty Agreement entered into between Mr. Trammell Crow and Trammell Crow Company, a Texas corporation ("Texas TCC"), on January 1, 1991, as ultimately assigned to Licensor, together with any and all consents and waivers granted in connection therewith.

    "SERVICES" means the various goods, services and products specified in EXHIBIT B, attached hereto.

    "STANDARDS AND QUALITY" shall mean the quality and performance of the Services, as specified in EXHIBIT C, attached hereto.

    "TRADEMARKS" mean trademarks, trade names, service marks and designs, logos, and artwork specified in EXHIBIT A, attached hereto.

2.  GRANT OF LICENSE AND CONSIDERATION

    2.1 Licensor grants to Licensee, subject to the terms and conditions herein set forth the exclusive, perpetual, royalty-free right and license to use worldwide and without any territorial limitations the Trademarks, by reproduction or other means, in connection with the providing of the Services. All rights not expressly granted to Licensee hereunder with respect to the Trademarks and all other trademarks owned by Licensor are reserved to Licensor.

    2.2 Licensee acknowledges that the rights granted to and obligations assumed by Texas TCC under the Royalty Agreement have terminated effective with the date of this Agreement and that certain entities, as more fully set forth in EXHIBIT D, have been authorized and will continue to be authorized to use names incorporating "Crow" or "Trammell Crow" or variations thereon subject to the Restrictions contained in EXHIBIT D. Except as expressly permitted pursuant to the Restrictions, after September 1, 1997, Licensor has not and will not license or otherwise authorize any entity to utilize any of the Trademarks or any other names raising a likelihood of confusion therewith for the Services, provided any use of the Trademarks or other names that does not violate the terms of EXHIBIT D, shall be deemed not to be confusingly similar.

    2.3 Subject to the terms and conditions herein set forth, the license granted to the Licensee hereunder will include the right of the Licensee to grant sublicenses to use the Trademarks for the Services. For each such sublicensee, Licensee must either (i) Control the sublicensee or (ii) by law, contract or otherwise be able to terminate the sublicensee's right to use the Trademarks should the sublicensee fail to adhere to the Standards and Quality or the other applicable terms and conditions hereof.

    2.4 In consideration for Licensor's transfer of a perpetual, exclusive and royalty-free right and license to use the Trademarks subject to the terms and conditions of this Agreement, Licensee is issuing to Licensor concurrently with the effectiveness hereof _______ shares of common stock of Licensee, receipt of which is hereby acknowledged.

3.  TERM

    The term of this Agreement shall be perpetual, unless sooner terminated in accordance with Section 13.

4.  RIGHTS IN THE TRADEMARKS

    4.1 Licensee covenants and agrees not to file any trademark application for registration of any of the Trademarks or any marks similar thereto. Licensee acknowledges that Licensor is the sole and exclusive owner of the Trademarks. Licensee shall not at any time do or suffer to be done any act or thing which will in any way impair the rights of Licensor in and to the Trademarks. It is understood that Licensee shall not acquire and shall not claim any title to the Trademarks adverse to Licensor by virtue of the license granted to Licensee or through Licensee's use of the Trademarks, it being the intention of the parties that all use of the Trademarks by Licensee, and the goodwill associated therewith, shall at all times inure to the benefit of Licensor.

    4.2 Licensor herein covenants and agrees to promptly use reasonable efforts at its own expense to obtain a federal trademark registration from the United States Patent and Trademark Office for the trademark "Trammell Crow" for the real estate and construction business. Licensee acknowledges and agrees that Licensor has the right to obtain a federal trademark registration with respect to the name "Crow," and other variations thereon, the use of which shall be deemed not to be confusingly similar to "Trammell Crow" when such use does not violate EXHIBIT D.

    4.3 Licensee shall cooperate with Licensor, at Licensor's request, to make and to pursue the preparation and recording, if necessary, of any and all documents, instruments and affidavits necessary to maintain the Trademarks on the applicable trademark registers and to prosecute any additional registrations of the Trademarks Licensor deems reasonably appropriate. Both Parties shall use reasonable efforts and commercially reasonable judgment in applying to written materials on which the Trademarks appear appropriate notices of any trademark rights in and to the Trademarks.

5.  COVENANTS.

    5.1  Licensee agrees and covenants that:

         (a) It will make commercially reasonable efforts to comply with all applicable laws, regulations, ordinances and other requirements involving the use of the Trademarks and the conduct of Licensee's business in connection therewith; and

         (b) It will use the Trademarks in a manner designed to protect and enhance the value of the Trademarks and the goodwill therein and will ensure that it and its sublicensees provide Services that meet the Standards and Quality.

    5.2 Licensor agrees and covenants that Licensor will use the Trademarks in a manner designed to protect and enhance the value of the Trademarks and the goodwill therein and will ensure that it will, and will include in any license with any other licensee of the Trademarks that such licensee will, provide goods, products and services that meet the Standards and Quality.

    5.3 Licensor and Licensee agree and covenant that for federal and state income tax purposes, the transfer of property under this Agreement constitutes part of a series of transfers of property to Licensee in exchange for stock in Licensee in a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended, and agree and covenant to make all tax filings in a manner consistent with this Section 5.3.

6.  QUALITY AND APPROVAL

    Licensee shall use the Trademarks only so long as the Services meet with the Standards and Quality approved by the Licensor, as reflected in EXHIBIT C. Licensee recognizes that the manner in which Licensee uses the license herein granted could have a significant effect on the quality image of Licensor's Trademarks. Licensee promises to maintain the same quality in the Services provided under the Trademarks as reflected in EXHIBIT C and as may thereafter be proposed by Licensee and approved in writing by Licensor.

7.  INFRINGEMENT OF THE TRADEMARKS

    7.1 The parties agree to notify each other promptly of any material acts of infringement or unfair competition involving the Trademarks or a claim by a third party that the use of the Trademarks by the parties, their affiliates or sublicensees infringes the rights of a third party or constitutes unfair competition.

    7.2 Licensee shall have the initial right to take steps to prevent or terminate (i) any use by a third party of the Trademarks or a confusingly similar service mark or name in any manner likely to cause confusion and not expressly permitted by this Agreement or (ii) acts of unfair competition which adversely affect the Trademarks or the Licensee's rights thereto (collectively "INFRINGEMENT OF THE TRADEMARKS"), promptly upon receipt of notice from the Licensor or upon becoming aware of the Infringement of the Trademarks. Any action taken by Licensee shall be at Licensee's sole expense.

    7.3 In the event that Licensee commences a proceeding or any other form of action to prevent or terminate Infringement of the Trademark, if so requested by Licensee, Licensor will cooperate fully, at Licensee's expense, to whatever extent Licensee reasonably deems necessary or appropriate to prosecute such action or proceeding, including but not limited to being named as a party to and providing evidence in the action or proceeding.

    7.4 Where Licensee fails to prosecute or terminate Infringement of the Trademarks by third parties, where Licensee fails to take adequate steps to protect the value of and goodwill associated with the Trademarks, or if Licensor in its own discretion decides that it would be in Licensor's best interests to become involved in any litigation or other action being taken by Licensee with respect to protection of or Infringement of the Trademarks, Licensor may take whatever action it deems appropriate or desirable, including without limitation, the initiation of legal proceedings or the joining in legal proceedings initiated by Licensee. Any such actions taken by Licensor will be conducted at Licensor's expenses.

    7.5 In the event that Licensor commences a proceeding or any other form of action to prevent or terminate Infringement of the Trademark, if so requested by Licensor, Licensee will cooperate fully, at Licensor's expense, to whatever extent Licensor reasonably deems necessary or appropriate to prosecute such action or proceeding, including but not limited to being named as a party to and providing evidence in the action or proceeding.

    7.6 If any amount is awarded with respect to any suit or action brought by Licensor or Licensee under this Article, the amount of such award shall first be proportionately allocated between Licensor and Licensee in reimbursement of the out-of-pocket costs and expenses incurred by Licensor and Licensee in the suit or action, and the remainder shall be apportioned between Licensor and Licensee pursuant to their mutual agreement as to their respective damages.

    7.7 In addition to obtaining the registration contemplated by Section 4.2, Licensee at its sole expense may require Licensor to make application for further protection of the Trademarks or any portion thereof by state, federal or foreign registration. In any such event, Licensor agrees to cooperate, at Licensee's expense, with Licensee in the securing promptly of such registration.

8.  EXCLUSIVITY AND NON-EXCLUSIVITY

    8.1 Licensee shall have no right to use any of the Trademarks other than as specifically stated in this Agreement, and Licensor expressly reserves the right to use, and to license others to use, all rights in and to the Trademarks not expressly granted to Licensee herein; provided, however, that Licensor's right to use the Trademarks shall be subject to the Restrictions provided for in EXHIBIT D.

    8.2 Licensor shall (A) enter into licensing agreements with Crow Family Holdings and Crow Investment Trust (defined in EXHIBIT D) and (B) use reasonable efforts to enter into such additional licensing or other agreements or provisions with Affiliated Entities and, to the extent it has a contractual right to do so, other parties, as may be reasonably required to effect the various provisions listed in EXHIBIT D with respect to the use of certain of the Trademarks; such to be effective only upon and at the completion of the Initial Public Offering of the Licensee.

9.  REPRESENTATIONS AND WARRANTIES

    9.1  Licensor represents and warrants that:

         (a) Licensor has full power and authority to enter into this Agreement, to grant the rights granted herein, and to perform its obligations hereunder, and to do so will not violate or conflict with any material term or provision of any agreement, instrument, statute, rule, regulation, order or decree to which Licensor is a party or by which it is bound, except as expressly disclosed to Licensee.

         (b) Licensor is the owner of the Trademarks and with the exception of the restrictions permitted pursuant to EXHIBIT D, there are no liens, encumbrances or restrictions that relate to the Trademarks (whether written, oral, or implied) not expressly disclosed to the Licensee or known to Licensee which conflict with the rights granted to Licensee hereunder.

         (c) Except as set forth on EXHIBIT D or otherwise expressly disclosed to Licensee by Crow Family or known to Licensee, Licensor has no knowledge of any third party who has registered, has applied to register, is using, is authorized to use or asserts a right to use the Trademarks, and except as permitted by EXHIBIT D, has not granted any written licenses to use the Trademarks.

    9.2 Licensee represents and warrants that Licensee has the full power and authority to enter into this Agreement and to perform its obligations hereunder, and to do so will not violate or conflict with any material term or provision of its charter or bylaws or of any agreement, instrument, statute, rule, regulation, order or decree to which it is a party or by which it is bound.

10. INDEMNITY

    LICENSEE ACKNOWLEDGES AND AGREES THAT IT WILL HAVE NO CLAIM AGAINST LICENSOR FOR ANY DAMAGE TO PROPERTY OR INJURY TO PERSONS ARISING OUT OF THE OPERATION OF LICENSEE'S BUSINESS.

    LICENSEE AGREES TO INDEMNIFY, HOLD HARMLESS AND DEFEND LICENSOR AND ITS PARTNERS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES FROM AND AGAINST ANY AND ALL SUITS, DEMANDS, OR CLAIMS AND ALL COSTS, LOSSES, LIABILITIES, EXPENSES, SETTLEMENTS (WHETHER VOLUNTARY OR OTHERWISE) AND JUDGMENTS INCURRED IN CONNECTION THEREWITH, INCLUDING ATTORNEY'S FEES AND COURT COSTS (SUCH FEES AND COURT COSTS EITHER HAVING BEEN INCURRED IN DEFENSE OF SUCH CLAIMS, DEMANDS OR SUITS OR OTHERWISE), INCLUDING WITHOUT LIMITATION ALL CLAIMS, DEMANDS AND SUITS FOR DAMAGES OR INJURIES, INCLUDING DEATH, TO ANY AND ALL PERSONS OR PROPERTY, WHETHER REAL OR ASSERTED AND WHETHER ARISING IN EQUITY, AT COMMON LAW, OR BY STATUTE, INCLUDING THE TEXAS DECEPTIVE TRADE PRACTICES ACT OR SIMILAR STATUTE OF OTHER JURISDICTIONS, OR UNDER THE LAW OF CONTRACTS, TORTS (INCLUDING WITHOUT LIMITATION, NEGLIGENCE AND STRICT LIABILITY WITHOUT REGARD TO FAULT) OR PROPERTY, OF EVERY KIND OR CHARACTER, AND WHETHER OR NOT DUE IN WHOLE OR IN PART TO LICENSOR'S SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT, BREACH OF CONTRACT OR WARRANTY, VIOLATION OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, OR STRICT LIABILITY WITHOUT REGARD TO FAULT, BASED UPON, IN CONNECTION WITH, RESULTING FROM OR ARISING OUT OF THE BREACH OF THIS AGREEMENT BY LICENSEE (OR THE CORRESPONDING PROVISIONS OF ANY SUBLICENSE BY ANY SUBLICENSEE) OR THE PROVIDING BY LICENSEE OR ANY SUBLICENSEE OF GOODS OR SERVICES UNDER TRADEMARKS LICENSED PURSUANT TO THIS AGREEMENT.

    LICENSOR SHALL DEFEND, INDEMNIFY AND HOLD LICENSEE AND ITS PARTNERS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES HARMLESS FROM AND AGAINST ANY AND ALL SUITS, DEMANDS, OR CLAIMS AND ALL COSTS, LOSSES, LIABILITIES, EXPENSES, SETTLEMENTS (WHETHER VOLUNTARY OR OTHERWISE) AND JUDGMENTS INCURRED IN CONNECTION THEREWITH,

INCLUDING ATTORNEY'S FEES AND COURT COSTS (SUCH FEES AND COURT COSTS EITHER HAVING BEEN INCURRED IN DEFENSE OF SUCH CLAIMS, DEMANDS OR SUITS OR OTHERWISE), INCLUDING WITHOUT LIMITATION ALL CLAIMS, DEMANDS AND SUITS FOR DAMAGES OR INJURIES, INCLUDING DEATH, TO ANY AND ALL PERSONS OR PROPERTY, WHETHER REAL OR ASSERTED AND WHETHER ARISING IN EQUITY, AT COMMON LAW, OR BY STATUTE, INCLUDING THE TEXAS DECEPTIVE TRADE PRACTICES ACT OR SIMILAR STATUTE OF OTHER JURISDICTIONS, OR UNDER THE LAW OF CONTRACTS, TORTS (INCLUDING WITHOUT LIMITATION, NEGLIGENCE AND STRICT LIABILITY WITHOUT REGARD TO FAULT) OR PROPERTY, OF EVERY KIND OR CHARACTER, AND WHETHER OR NOT DUE IN WHOLE OR IN PART TO LICENSEE'S SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT, BREACH OF CONTRACT OR WARRANTY, VIOLATION OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, OR STRICT LIABILITY WITHOUT REGARD TO FAULT, BASED UPON, IN CONNECTION WITH, RESULTING FROM OR ARISING OUT OF ANY BREACH BY LICENSOR OF THIS AGREEMENT.

    LICENSEE'S AND LICENSOR'S RESPECTIVE CONTRACTUAL OBLIGATIONS OF INDEMNIFICATION SHALL EXTEND TO ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION ALLEGING ACTS OF NEGLIGENCE, FAULT, OR CONTRIBUTORY NEGLIGENCE ON THE PART OF THE INDEMNIFIED PARTY; PROVIDED, HOWEVER, A PARTY'S RESPECTIVE CONTRACTUAL OBLIGATION OF INDEMNIFICATION HEREUNDER SHALL NOT EXTEND TO ANY CONSEQUENCES ADJUDICATED TO HAVE BEEN A RESULT OF THE OTHER PARTY'S NEGLIGENCE, ERROR, BREACH OF CONTRACT OR OMISSIONS. TO THE EXTENT THAT BOTH PARTIES ARE ADJUDICATED TO BE JOINTLY AT FAULT OR RESPONSIBLE, EACH SHALL INDEMNIFY AND HOLD THE OTHER HARMLESS FROM ALL LIABILITY ATTRIBUTABLE TO THEIR OWN RESPECTIVE NEGLIGENCE OR OTHER FAULT.

11. INSURANCE

    Licensor and Licensee agree to deliver to each other on or before the effectiveness of this Agreement and to maintain for so long as the Trademarks are being used by Licensee and for a period of three years thereafter, endorsements from their respective insurance companies, naming Licensor or Licensee, as the case may be, and their respective partners, officers, employees, agents and other representatives as named insureds, as their interests may appear, on all general liability insurance policies covering the respective parties. Licensor and Licensee shall each bear their own costs in maintaining the insurance policies.

12. REMEDIES

    The parties recognize the unique and special nature and value of the use of the Trademarks and agree that it is extremely difficult and impractical to ascertain the extent of the detriment to Licensor which would be caused in the event of any use of the Trademarks contrary to the terms of


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

this Agreement. The parties further acknowledge that Licensor will have no adequate remedy at law in the event Licensee uses the Trademarks in any way not permitted hereunder, and that Licensor, through the use of the Arbitration provisions contained in Section 16, shall be entitled to equitable relief by way of temporary and permanent injunction, and such other and further relief at law or equity as any arbitrator or court of competent jurisdiction may deem just and proper, in addition to any and all other remedies provided for herein. Such relief, however, shall not extend, except as a result of the termination of this Agreement, to any equitable or other relief that would prevent Licensee from using or continuing to use the Trademarks as licensed hereunder in accordance herewith.

13. TERMINATION

    13.1 In respect of any breach or noncompliance with the provisions of this Agreement, any party may seek any remedy permitted at law or in equity, including without limitation damages or the specific performance of any obligation, but excluding, except as provided for in this Article 13, termination of this Agreement.

    13.2 In the event that Licensee materially breaches Licensee's obligation to maintain the Standards and Quality and such breach materially and adversely affects the value of the Trademarks, Licensor shall give notice of said breach in writing to Licensee. Licensee shall have (A) sixty (60) days in which to initiate the cure or correction of any breach and (B) provided such cure or correction is commenced in such sixty (60) day period and thereafter diligently pursued, a period not to exceed one hundred and eighty
(180) days from the date of Licensor's notice of said breach in which to complete the cure or correction of said breach and, failing such, Licensor may terminate this Agreement. As part of its correction efforts, Licensee will not be required to restore to Licensor any loss in reputation the names or Trademarks may have incurred prior to such correction. Such termination, if disputed by Licensee, shall be effective only upon a final resolution of an arbitration proceeding wherein it is determined that Licensee had materially breached Licensee's obligation to maintain the Standards and Quality and such breach materially and adversely affected the value of the Trademarks.

    13.3 In the event that Licensee shall file or permit to be filed any petition under the bankruptcy or insolvency laws of any jurisdiction and such proceedings result in a total liquidation of Licensee, Licensor shall have the right to terminate this Agreement upon written notice to Licensee and payment to Licensee (or any successor) of the then fair market value of the license granted hereunder.

    13.4 In the event that Licensee and all sublicensees cease to use all of the Trademarks for a consecutive period of 12 months, Licensor shall have the right to terminate this Agreement upon written notice to Licensee and payment to Licensee of the then fair market value of the license granted hereunder.


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

    13.5 In the event of any termination of this Agreement:

         (a) The provisions of Sections 10, 11 and 12 shall survive such termination;

         (b) Licensor and Licensee shall keep in full force and effect the insurance required by Section 11 following such termination as required therein; and

         (c) Licensee, its Permitted Assigns and its sublicensees shall immediately cease any and all use of the Trademarks in any manner whatsoever and all rights granted to Licensee hereunder shall immediately revert to Licensor, provided that sublicensees that are primarily single or limited purpose entities or joint ventures (but expressly excluding without limitation, any operating company), may continue to use the Trademarks subject to all of the provisions herein provided so long as the scope of the sublicensees business remains the same as it was on the date of the termination of this Agreement.

         (d) The Restrictions contained in EXHIBIT D shall be deemed terminated on the date this Agreement terminates, provided that for a ten (10) year period subsequent to such date, neither Licensor nor any of its licensees shall have the right to use the name/trademarks "Trammell Crow Company" or "Trammell Crow" in association with or as the name/trademark of any business, except to the extent permitted by EXHIBIT D prior to such termination. If, however, all sublicensees cease to use any of the trademarks, such ten (10) year period shall be shortened to a period of two
              (2) years and three hundred and sixty four (364) days after the date of the last use of any of the Trademarks by a sublicensee, it being the express intent of the parties not to abandon the Trademarks.

14. NOTICES

    14.1 All notices and other communications required or permitted under this Agreement will be in writing and will be (i) sent by electronic facsimile transmission, or by hand delivery and (ii) mailed by certified mail, return receipt requested, in each case to the address or facsimile number as provided below. Any party may, by giving notice to the other party in accordance with this paragraph, change the address or facsimile number at which it is to receive notices or other communications hereunder.


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

    14.2 Notices provided for herein shall be considered effectively given two business days after sent by certified mail or when actually received by facsimile transmission or hand delivery, in the case of Licensor, to

         c/o Crow Family Holdings
         3200 Trammell Crow Center
         2001 Ross Avenue
         Dallas, Texas  75201
         Attention:  General Counsel
         Facsimile no.: (214) 863-4012

and in the case of Licensee, to

         3400 Trammell Crow Center
         2001 Ross Avenue
         Dallas, Texas  75201
         Attention:  Legal Group
         Facsimile no.: (214) 863-3120

with copies of such notices sent to the Chief Executive Officer and Chief Financial Officer at such addresses or numbers.

15. ASSIGNMENT

    EITHER PARTY MAY ONLY ASSIGN ITS RIGHTS HEREUNDER TO A PERMITTED ASSIGNEE UPON WRITTEN NOTICE TO THE OTHER PARTY. EXCEPT FOR THE FOREGOING, NO ASSIGNMENT OF THIS AGREEMENT IS PERMITTED BY LICENSOR OR LICENSEE. NOTHING HEREIN CONTAINED SHALL PRECLUDE THE ASSIGNMENT BY LICENSOR OF ANY TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS NOT GRANTED TO LICENSEE HEREUNDER. IN THE CASE OF ANY ASSIGNMENT, THE ASSIGNEE MUST PROVIDE A WRITTEN STATEMENT OF ITS INTENT TO AND AGREEMENT TO BE BOUND BY ALL OF THE TERMS OF THIS AGREEMENT. IN THE CASE OF ANY SUBLICENSE, SUBLICENSEES SHALL AGREE TO BE BOUND BY ALL THE TERMS OF THIS AGREEMENT. ALL SUBLICENSEES OF LICENSEE SHALL BE BOUND BY ANY ASSIGNMENT MADE PURSUANT TO THIS SECTION 15. IN NO EVENT, HOWEVER, SHALL ANY SUBLICENSEE BE ENTITLED TO ENFORCE THE PROVISIONS OF EXHIBIT D HERETO WHICH SHALL BE FOR THE SOLE AND EXPRESS BENEFIT OF LICENSOR AND LICENSEE AND THEIR RESPECTIVE PERMITTED ASSIGNEES AND SHALL BE ENFORCEABLE ONLY BY LICENSOR AND LICENSEE AND THEIR RESPECTIVE PERMITTED ASSIGNEES.

16. ARBITRATION

    The parties hereby agree to resolve by binding arbitration any and all claims, demands, actions, disputes, controversies, damages, losses, liabilities, judgments, payments of interest, penalties, enforcement of settlement agreements, deficiencies, any and all demands not yet matured into one of the foregoing, and other matters in question arising out of or relating to this Agreement,


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

the alleged breach thereof, or in any way relating to the subject matter of this Agreement (all of which are referred to as "CLAIMS"), even though some or all of such Claims allegedly are extra-contractual in nature and even though some or all of such Claims sound in contract, tort or otherwise, at law or in equity, in accordance with Commercial Arbitration Rules (the Supplementary Procedures for Large, Complex Disputes, if applicable) of the American Arbitration Association (the "AAA") in effect at the time of the Claims, as modified by the procedures set forth in EXHIBIT E hereto. Licensor and Licensee hereby acknowledge and agree that this Agreement and the obligations to be performed hereunder constitute interstate commerce. THE ARBITRATORS SHALL HAVE NO AUTHORITY TO AWARD CONSEQUENTIAL DAMAGES OR PUNITIVE DAMAGES UNDER ANY CIRCUMSTANCES (WHETHER IT BE EXEMPLARY DAMAGES, TREBLE DAMAGES, OR ANY OTHER PENALTY OR PUNITIVE TYPE OF DAMAGES) REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER STATE LAW; THE PARTIES HEREBY AGREEING THAT NEITHER PARTY HERETO SHALL BE LIABLE FOR CONSEQUENTIAL DAMAGES OR PUNITIVE DAMAGES IN CONNECTION WITH ANY SUCH CLAIMS.

17. BINDING EFFECT

    This Agreement will inure to the benefit of and be binding upon the parties, their successors and their Permitted Assignees.

18. SEVERABILITY

    If any provision of this Agreement is held to be invalid, illegal, or unenforceable, in whole or part, such invalidity will not affect any otherwise valid provision, and all other valid provisions will remain in full force and effect.

19. COUNTERPARTS

    This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one document.

20. TITLES

    The titles and headings preceding the text of the paragraphs and subparagraphs of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation or effect.

21. WAIVER

    The failure of either party hereto to insist in any one or more instances upon performance of any terms or conditions of this Agreement will not be construed as a waiver of future performance of any such term, covenant, or condition and the obligations of any party with respect to such term, covenant or condition will continue in full force and effect and either party may, within the time provided by applicable law, enforce any or all of such rights.

22. OTHER AGREEMENTS

    This Agreement constitutes the entire agreement among the parties regarding the matters subject to this Agreement, and any prior understandings, agreements, or representations among the parties are superseded to the extent they relate to the subject matter of this Agreement.

23. MODIFICATION

    Except as otherwise provided herein, this Agreement cannot be amended or modified except by subsequent written agreement between the Licensee and Licensor which specifically mentions this Agreement.

24. GOVERNING LAW AND JURISDICTION

    This Agreement will be construed and enforced in accordance with the laws of the State of Texas, excluding and without giving effect to the principles of conflict of laws. Subject to Section 16 hereof, the parties consent to the jurisdiction of any court in Dallas County, Texas for any action commenced by a party arising out of matters related to this Agreement. The parties further agree and acknowledge that this Agreement is performable in Dallas County, Texas, and hereby waive the right to commence any action arising out of matters related to this Agreement in any court outside Dallas County, Texas, except an action ancillary to an arbitration pursuant to
Article 16 or to enforce or implement any arbitration award or decree under
Article 16.

25. INDEPENDENT CONTRACTORS; NO JOINT VENTURE

    It is agreed and understood that Licensee is an independent contractor and not an agent or employee of Licensor. Nothing contained herein shall be deemed to create a partnership or joint venture between the parties, and neither party hereto shall have the right or authority to bind the other. This Agreement is intended to affect only the names and marks that the parties use in conducting their respective businesses, but not to otherwise affect the scope of each party's permissible activities.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives on the dates indicated below.


LICENSOR:                                    LICENSEE:

CROW FAMILY PARTNERSHIP, L.P.                TRAMMELL CROW COMPANY

By:  Crow Family, Inc., General Partner

     By:________________________________     By:________________________________
     Name:______________________________     Name:______________________________
     Title:_____________________________     Title:_____________________________
     Dated:_____________________________     Dated:_____________________________

                                      EXHIBIT A
                                      ---------

                      LICENSED TRADEMARKS, TRADE NAMES, DESIGNS
                                  LOGOS AND ARTWORK

    1. "Trademarks" means (i) "Trammell Crow," "Trammell Crow Company," "Trammell Crow Commercial Company," and "Trammell Crow Ventures" and (ii) any other name or mark the use of which is hereafter licensed by Licensor in writing to Licensee if such use conforms to the terms of that license; provided, however, that Licensee shall be permitted to adopt any of the foregoing Trademarks, or an acronym or abbreviation thereof, or a trade name containing, or any design, logo or artwork incorporating, any of the Trademarks whether singly or in combination with other such names or marks not licensed hereunder with a geographical designation or abbreviation thereof, and/or including without limitation, such phrases as "Advisory Services," "Corporate Services," "Development," "Real Estate Services" or product types as "Office," "Industrial," or "Retail" (it being understood that such phrases or marks are not purported to be licensed hereunder). "Trademarks" specifically does not mean or include the name or mark "Crow," whether alone or embedded in any other name or mark, except following the name "Trammell." Notwithstanding the foregoing (i) the name and mark "Crow" may be used on a non-exclusive basis by Licensee without the word "Trammell" solely in internal corporate communications and legal documentation but not in sales, marketing or other materials voluntarily made publicly available or to third parties, and (ii) the definition of "Trademarks" does not mean or include the use of any of the names or marks listed in (i) or (ii) above in combination with the words "International," "Residential" or "Interests" or the acronym "TCR" or "TCI."

                                      EXHIBIT B
                                      ---------
                                      SERVICES

    Services" shall mean and include any and all activities, goods, products and services in any and all areas of business except for the "Residential Real Estate Business."

    "Residential Real Estate Business" means the business of ownership, acquisition, construction, development, management and brokerage of residential facilities, rental housing and for sale housing and the provision of services to users of residential real estate services including owners, investors, buyers, sellers, landlords, tenants, brokers, advisors and financial institutions. (Thus, for example, Licensee may not engage in the Residential Real Estate Business under the name "Trammell Crow" or under any of the other Trademarks. Should Licensee elect to engage in the Residential Real Estate Business under another name, i.e., a name that is not one of the Trademarks or a name confusingly similar thereto, Licensee would be permitted to describe in Licensee's SEC filings and communications with the financial and investment community that Licensee is engaged in such business under that other name.)

                                      EXHIBIT C
                                      ---------

                                STANDARDS AND QUALITY

    Licensee hereby acknowledges the standards, quality, style and image represented by, and of services rendered under, the Trademarks.

    For purposes of this Agreement, "Standards and Quality" specifically shall mean the type and quality of performance of services and the type and quality of goods and products that meet the standards of services and goods and products historically set by Mr. Trammell Crow or Texas TCC for their respective Affiliated Entities.

                                      EXHIBIT D
                                      ---------

                                     RESTRICTIONS

          1.   Definitions (solely with respect to this EXHIBIT D):

1.1 "Crow Family" means and includes Trammell Crow Interests Company, a Texas corporation, d/b/a Crow Family Holdings; Crow Realty Investors, L.P., a Texas limited partnership, d/b/a Crow Investment Trust; any subsidiary of Crow Family Holdings or Crow Investment Trust or any other entity directly or indirectly controlling, controlled by, or under common control with Crow Family Holdings or Crow Investment Trust, including but not limited to Trammell Crow International and Crow Agricultural; and the lineal descendants (and trusts for the benefit thereof) of Trammell Crow and Margaret Crow who are, or become, parties to the Crow Family Holdings Governance Agreement
dated July   , 1997.
           --

1.2 "Real Estate Service Business" means the business or businesses of providing comprehensive real property management, project leasing, brokerage facilities and infrastructure management, development and construction, and retail services to all users of commercial real estate services including real estate owners and investors, buyers and sellers of real estate, tenants, real estate brokers and financial institutions, including but not limited to, overseeing building operations and tenants, space planning and relocation coordination, facility design, development and construction, general contracting, tenant representation, real estate investment sales and general brokerage services; provided that Real Estate Service Business shall not include the performance or provision of any such services incident to a material investment in or sponsorship of an investment fund or other entity (but expressly excluding any such services to any third party) that does not have any class of equity securities registered under Section 12 of the Securities Exchange Act.

1.3 "Commercial Real Estate Business" means any business or businesses of developing, acquiring, managing, financing, owning or investing in real estate (including, but not limited to, office, industrial, or retail) whether conducted directly or indirectly, or through subsidiaries, joint ventures, partnerships or other arrangements.

2. Restrictions on the Licensor's use of the Trademarks and certain marks related thereto:

2.1 Licensor shall provide the applicable constituents of Crow Family and its successors and assigns with the right to use the names/trademarks "Crow Family Holdings" and "Crow Investment Trust" and their acronyms and any and all designs, logos and artwork connected therewith, in any context, except in a Real Estate Service Business. Names of businesses including these permitted names/trademarks may also include real estate-related words that do not connote a Real Estate Service Business (e.g. "Crow Family Holdings Realty Partners" would be permitted, but "Crow Family Holdings - Management Services" would not be permitted), but these other words must not interrupt the string of words in the permitted name/trademark (e.g. "Crow Family Holdings - Industrial" would be permitted, but "Crow Family Industrial Holdings" would not be permitted).

2.2 Subject to paragraphs 2.4 and 2.6 below, any right to use the name/trademark "Crow" granted by Licensor to Crow Family specifically shall not include the right to use the name/trademark "Crow" in association with or as the name/trademark of any Real Estate Service Business or Commercial Real Estate Business (or in a tag line associated with such name/trademark) in (A) any combination with the word "Company" or (B) any combination with any word or phrase that connotes a "Real Estate Service Business," including but not limited to terms or phrases "Development," "Brokerage," "Management," "Property Management," "Services," "Corporate Services," "Infrastructure Management," "Leasing" or "Tenant Representation," except that nothing herein shall prevent the use of the name "Crow" in conjunction with a first name other than "Trammell," provided such first name is not deceptively similar to or would likely be confused with the name "Trammell," e.g. "Tram L. or T. Crow").

2.3 In conjunction with paragraph 2.1 above, Licensor shall grant Crow Family and its successors and assigns the right to pick another permitted name/trademark, including the name/trademark "Crow" (for use for the same services and in the same manner permitted under paragraph 2.1) which name/trademark will be selected on or before September 1, 1998 and will be subject to the written approval of Licensee (which approval shall not be unreasonably withheld), but if Crow Family exercises such right, then Crow Family shall be required to cease, subject to the exceptions listed below, the use of one of the two original names/trademarks within (A) six months after commencing use of the new name/trademark or (B) September 1, 1998, whichever shall first occur. The names and trademarks "Crow Family," "Crow Investments" and "Crow Holdings" and any other permutation of the words in the two initially approved names and trademarks are hereby pre-approved by Licensee. As a specific exception to its general obligation to cease using the old name/trademark, if Crow Family elects to change one of its names/trademarks pursuant to this paragraph, Licensor shall not require Crow Family to change the names/trademarks of any entity existing as of the effective date of such change, so long as (i) the scope of such entity's business is not in any material way expanded beyond that in which it was engaged as of the effective date of the change or (ii) such entity is as of such date and thereafter remains dormant. A material expansion of the scope of an entity's business will include Crow Family's agreement or authorization to increase the capitalization of an entity beyond its then current contractual capitalization limits in order to acquire additional business opportunities, but funding up to such limits and funding beyond such limits for operating or repair and replacement requirements or for capital improvements ancillary to existing improvements shall be deemed not to be a material expansion. As a further exception to the general obligation to cease using the old name/trademark, the Crow Family and its successors and assigns may be allowed by the Licensor to continue to use the old name in internal corporate communications and legal documents (including private placement disclosure statements and any agency or government reporting requirements or statements), and as otherwise required by law; however, in no event will such continued use be allowed in any marketing materials or other like items. The old name may also be used after the words "formerly known as" for a period not to exceed one year or such longer period as may be required by law.

2.4 Subject to the terms of this Section 2.4, Licensee hereby acknowledges and agrees that in addition to the entities doing business under the name "Crow Family Holdings," "Crow Investment Trust," and other entities permitted to conduct business using certain of the Trademarks pursuant to the terms of this EXHIBIT D, certain existing entities that are or have been affiliates of or otherwise related to Crow Family have in the past, currently are and may in the future continue to conduct business through entities using one or more of the Trademarks or the name "Crow" in a manner inconsistent with the terms of this Agreement. These entities (collectively, the "NON-CONFORMING USERS") include, by way of example only, the partnerships and corporations commonly known as the "Existing Asset Base" or "Trammell Crow Commercial Company," "Crow-Wright," and "Crow-Foody," but shall exclude Crow Family Holdings and Crow Investment Trust, which are otherwise permitted herein. The licenses to be granted by Licensor to Crow Family consistent with the terms hereof shall include the agreement of Crow Family (to the extent the members of Crow Family are party thereto) not to cause, consent or agree to or otherwise cooperate with, and, to the extent Crow Family has contractual authority to do so, to use reasonable efforts to prevent (but without being required to incur any obligations or liability or initiate legal action to do so) any Non-Conforming Users from expanding the scope of its business beyond that existing as of September 1, 1997, in any material way, or from otherwise violating the terms of this Agreement in any manner not expressly authorized herein.

2.5 Licensor will not license or otherwise authorize the name/trademark "Crow" to be used in the name/trademark (or any associated tag line) of any publicly held entity having equity securities registered under Section 12 of the Securities Exchange Act from and after the date the entity first files a registration statement under the Securities Act or the Securities Exchange Act. (As an exception to the preceding limitation, Licensor or other Crow Family entities licensed by Licensor may indicate in their respective SEC filings and in communications with the financial and investment community their affiliations with Licensor or Crow Family and may indicate their former names; and the names/trademarks "Trammell Crow Residential Company," "Trammell Crow Residential" and "TCR" may be used for any public entity, pursuant to the terms of applicable agreements among Trammell Crow Residential Company, Crow Family and, if applicable, Licensee, pertaining to name/trademark use by TCR.

2.6 Subject to paragraph 2.5 above, Licensor shall (to the extent applicable) grant Crow Family the right to use the name/trademark "Crow" (as opposed to one of the longer, approved names/trademarks described in paragraphs 2.1 and 2.3 above) in the name of any business that is not primarily engaged in an aspect of the real estate business (including without limitation, the Commercial Real Estate Business and the Real Estate Service Business, together with hotels, service centers and marts) so long as the name/trademark of such business also includes a word that is descriptive of its business (e.g., "Crow Publishing"), provided that the foregoing shall not preclude the ownership, operation and management of real estate which is incidental to any such business.

2.7 If Crow Family should enter any Real Estate Services Business, whether directly or through a strategic alliance with another (non-Licensee) service provider, Licensor may not grant any license to or authorize Crow Family to use the name/trademark "Crow" in the name (or associated tag line) or as the trademark of such business.

2.8 Certain individual family members of Crow Family (broadly defined to include family members who are not parties to the Crow Family Holding
Governance Agreement) and their respective trusts will not be parties (in their individual or beneficiary capacities) to and, as a result, may not be bound by the various license agreements or other provisions with respect to the name/trademark issues contemplated or required herein. Accordingly, the licenses to be granted by Licensor to Crow Family consistent with the terms hereof shall include the agreement of Crow Family (to the extent the members of Crow Family are parties thereto), upon the written request of Licensee, to use reasonable efforts to cause or prevent, to the extent Crow Family is entitled under the terms of any contract or agreement to do so, these other family members or their trusts from violating any of the agreements and restrictions referenced herein [assuming they were directly bound by one or more of them. Further, as a part of its grant to the Crow Family of rights to use certain of the Trademarks, Licensor shall include the agreement of Crow Family (to the extent the members of Crow Family are parties thereto) to provide such assistance, at Licensee's expense, as may reasonably be necessary to obtain a state, federal or foreign trademark registration on the mark "Trammell Crow" and on such other names/trademarks as Licensee may reasonably request in accordance with the Agreement.

2.9 Licensor will obligate Trammell Crow International to cease all use of the name and trademark "Trammell Crow" (and any names or marks confusingly similar thereto) within three (3) years after the date of this Agreement. Licensor (and the Crow Family) will further obligate Trammell Crow International to cease all use of the name and trademark "Trammell Crow" (and any names or marks confusingly similar thereto) in any given city within twelve (12) months following written notice to Licensor by Licensee that Licensee (or one of its subsidiaries) has opened an office in that city. For the purpose of the foregoing, "Crow Family Holdings" and "Crow Investment Trust," and any replacement name selected by Crow Family pursuant to Section 2.3, and the acronyms of those names shall be deemed not to be confusingly similar.

                                      EXHIBIT E
                                      ---------

                                ARBITRATION PROCEDURES

     DEMAND FOR ARBITRATION. Arbitration shall be commenced by a written demand for arbitration, describing in reasonable detail the dispute and the amount and nature of the relief sought (the "Notice and Demand for Arbitration"), given by one party (the "claimant") to the other (the "respondent") and to the office of the AAA in Dallas, Texas. If the relief sought in the arbitration is a determination as to whether (i) the Licensee has materially breached Licensee's obligation to maintain the Standards and Quality, (ii) such breach materially and adversely affected the value of the Trademarks, and (iii) Licensee failed thereafter upon notice to correct such breach in the time provided in the Agreement and thus the Agreement may be terminated in accordance with Section 13 of the Agreement, then such arbitration shall proceed in accordance with paragraph (B) below ("TERMINATION ARBITRATION"). Otherwise, the arbitration shall be pursuant to paragraph (A) below.

(A)  NON-TERMINATION ARBITRATION

     (1) NUMBER AND SELECTION OF ARBITRATORS. The arbitration shall be conducted by a single arbitrator except that, if the amount in controversy exceeds $1,000,000 or involves equitable relief (other than termination), either party may require, by notice given to the other, that the matter be heard by a panel of three arbitrators. If the claimant elects to require three arbitrators, the election must be set forth in the Notice and Demand for Arbitration. If the respondent elects to require three arbitrators, notice of the election must be provided to the claimant and the AAA within seven days from the date the Notice and Demand for Arbitration is given. If neither party so elects in the manner and within the time set forth above, the matter shall be heard by a single arbitrator. If there is to be a single arbitrator, the arbitrator shall be selected pursuant to the Commercial Arbitration Rules of the AAA. If there are to be three arbitrators, each party shall have ten days from the date the Notice and Demand for Arbitration is given to select an arbitrator and notify the AAA and the other party of the selection. The party-appointed arbitrators shall then select the third arbitrator, who shall act as chairperson of the panel. If the party-appointed arbitrators fail to agree upon a third arbitrator within 20 days from the date the Notice and Demand for Arbitration is given, the third arbitrator shall be selected by the AAA. Any neutral arbitrator, whether appointed by the AAA or by the party-appointed arbitrators, shall be licensed to practice law in the State of Texas, in good standing with the State Bar of Texas, and shall have not less than 15 years of experience as an attorney or judge. In addition, the neutral arbitrator shall have experience with complex business disputes.

     (2) LOCATION OF ARBITRATION. The arbitration shall be conducted in Dallas, Texas, at the office of the AAA or such other location agreed upon by the parties.

     (3) DISCOVERY. Discovery shall be conducted in accordance with the Texas Rules of Civil Procedure, except that:

          (i) depositions shall not be allowed except that either party may have three depositions in addition to depositions of experts, provided that no deposition shall exceed four hours and all depositions must be completed within 50 days from the date the Notice and Demand for Arbitration is given.

          (ii) there shall be no requests for admissions,

          (iii)each party shall be limited to no more than 15 interrogatories, including subparts,

          (iv) each party shall be limited to no more than two document requests, including subparts, and

          (v) document discovery shall be limited to documents directly relevant to the matter in dispute. All privileges under state and federal law, including attorney-client, work product, and party communication privileges, shall be preserved and protected. All experts engaged by a party must be disclosed to the other party within 15 days from the date the Notice and Demand for Arbitration is given. All discovery requests must by served within 20 days from the date the Notice and Demand for Arbitration is given. A party shall not be required to respond to discovery requests served on the party after that deadline.

     (4) TIMING OF ARBITRATION. The arbitration hearing shall be scheduled to be held no later than 60 days after the date the Notice and Demand for Arbitration is given. The arbitration hearing shall be conducted in one day. The claimant shall be allowed four hours for presentation of the claimant's case and any rebuttal to the respondent's presentation; the respondent shall be allowed four hours for its response to the claimant's initial presentation.

     (5) THE ARBITRATORS' AWARD. The decision of the arbitrator, or a majority of the arbitrators, shall be reduced to writing and shall be delivered to the parties no later than 15 days following the arbitration hearing. Each party shall bear the party's own attorneys' fees and other costs and expenses incurred in connection with the arbitration, including without limitation the fees and expenses of the arbitrator to be appointed by such party in the case of a three-arbitrator panel. The parties shall share the other arbitrator's fees and any fees charged by the AAA equally.

(B)  TERMINATION ARBITRATION

     The parties agree that the following principles and conditions will be applicable to all aspects of any Termination Arbitration:

     (1) Whenever such a controversy or dispute arises between the parties, as to whether (i) the Licensee has materially breached Licensee's obligation to maintain the Standards and Quality, (ii) such breach materially and adversely affected the value of the Trademarks, and
          (iii) Licensee failed thereafter upon notice to correct such breach within the time provided in the Agreement and thus the Agreement may be terminated in accordance with Section 13, either party may invoke arbitration pursuant to this paragraph (B) by giving the other party written notice in writing demanding that the controversy be submitted to arbitration.

     (2) Upon receipt of the written notice specified herein, the dispute or controversy will first be referred to a panel of "inside" arbitrators consisting of four people with authority to bind their respective party (two from Licensee and two from Licensor). This panel then will endeavor to resolve the dispute or controversy. If the panel cannot resolve the dispute or controversy in thirty (30) days, the matter shall be referred to "outside" arbitrators by either party giving the other a written notice stating that the dispute or controversy is to be submitted to outside arbitrators.

     (3) In the sixty (60) days following the date that the written notice of Paragraph (2) is given, the parties shall endeavor to select three independent arbitrators (that is, arbitrators having no substantial economic or other material relationship with either party). If the parties cannot mutually agree on the three arbitrators within such time period, then each party will (within sixty (60) days) select one independent arbitrator and notify the AAA and the other party of the selection. Within 21 days after the second of such notices, the two party-appointed arbitrators shall select the third independent arbitrator, who shall act as the chairperson of the panel. If the party-appointed arbitrators fail to agree upon a third arbitrator within the 21 day period, the third arbitrator shall be selected by the AAA. Any neutral arbitrator, whether appointed by the AAA or by the party-appointed arbitrators, shall be licensed to practice law in the State of Texas, in good standing with the State Bar of Texas, and shall have not less than 15 years of experience as an attorney or judge. In addition, the neutral arbitrator shall have experience with complex business disputes.

     (4) Each arbitrator must agree in writing prior to his or her acceptance as an arbitrator to abide by the terms and conditions of this Agreement, including, particularly his or her agreement to apply the principles of law specified by the parties in Paragraph (7) below and to reach a decision as to the arbitration proceeding.

     (5) Discovery of evidence shall be conducted by the parties in accordance with the general principles embodied in the Federal Rules of Civil Procedure and/or the Texas Rules of Civil Procedure. All privileges under state and federal law, including attorney-client, work product, and party communication privileges, shall be preserved and protected. To the extent that it is necessary, either party may apply to the United States District Court for the Northern District of Texas, Dallas Division, for assistance in obtaining discovery of evidence and for presentation to the arbitrators.

     (6) The arbitration shall be held in Dallas, Texas at the offices of AAA or such other location agreed upon by the parties. Prior to testifying, whether directly in the presence of the arbitrators or through depositions, each witness will be sworn to tell the truth, subject to the perjury laws of the State of Texas. The arbitration will be conducted as a case would be presented to a trial court without a jury, that is, the arbitrators in their discretion may hear any type of evidence, including hearsay evidence, recognizing that deficiencies in the technical admissibility of the evidence (such as, documents are not properly authenticated or the testimony is hearsay) are to be taken into account in the weight to be afforded such evidence.

     (7) In reaching their decision, the arbitrators shall apply the legal principles to which the parties have agreed herein (such as, the limitations of remedies and the provisions concerning comparative responsibility), their common sense, the provisions of the Federal Arbitration Act, the provisions of the Commercial Arbitration Rules of the American Arbitration Association then applying, and such other principles of law generally prevailing in commerce throughout the United States which are consistent with the provisions of the Agreement. The arbitrators shall not under any circumstances apply to the dispute or controversy any aspects of the Texas Deceptive Trade Practices Act or any other such legislation which effects significant changes in the common law of this country (such as, eliminating the equitable doctrine of substantial performance or imposing treble damages). Both parties agree have agreed to waive any rights they may have to punitive damages and the arbitrators may not under any circumstances award any punitive damages. The cost of the arbitration of disputes as provided in this Article shall be borne equally by both parties and the parties shall bear their own respective attorney's fees and costs incurred in arbitration.

     (8) Either party may apply to either the United States District Court for the Northern District of Texas, Dallas Division or to the state courts sitting in Dallas County to enforce any portion of this arbitration agreement (as provided in 8 U.S.C. Section 3) or to enter judgment upon the award (as provided in 8 U.S.C. Section 9). Each party agrees that this arbitration agreement and the decision and the award of the arbitrators shall be treated as an absolute and final bar to any suit instituted in any federal, state or local court relating to such dispute or controversy, except an action ancillary to an arbitration pursuant hereto or to enforce or implement an arbitration award or decree hereunder.

     (9) It is agreed that during the time of the arbitration process, the parties shall meet and endeavor, subject to the principles and conditions stated in the preceding paragraphs, subject to the provisions of the Federal Arbitration Act, and subject to the Commercial Arbitration Rules of the AAA as modified herein, to formulate a written agreement governing as many of the other aspects of the arbitration proceeding as can be resolved or agreed upon. In particular, the parties shall endeavor to reach agreement as to the specific legal principles that the arbitrators shall apply to resolve the dispute and to stipulate to as many of the facts as possible. The parties shall also endeavor to frame as narrowly as possible the issues in the dispute or controversy which are to be submitted to the arbitrators for resolution. It is the intent of the parties that the narrowly framed issues shall be submitted in such a fashion that the arbitrators can answer the issues affirmatively or negatively or fill in blanks without assigning reasons for the decision.

                                      SCHEDULE 1
                                      ----------


                          EAB ENTITIES OR ANY OTHER ENTITIES